EXHIBIT 23.1

Consent of Indpendent Registered Public Accounting Firm

Alanco Technologies, Inc. & Subsidiaries
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 6, 2010, relating to the consolidated financial statements of Alanco Technologies, Inc. & Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2010.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/Semple, Marchal & Cooper, LLP
----------------------------------------------
Semple, Marchal & Cooper, LLP
Certified Public Accountants
Phoenix, Arizona

June 20, 2011